UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 24, 2016

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA 19355-2143	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders, Vishay's stockholders elected four directors to hold office until the 2019 annual meeting and ratified the appointment of Ernst & Young LLP as Vishay's independent registered public accounting firm for the year ending December 31, 2016.

Each share of common stock is entitled to one vote, and each share of Class B common stock is entitled to ten votes.

The results of the votes of stockholders on each matter set forth at the Annual Meeting are as follows:

Election of Directors to Hold Office until 2019

	For	Withheld	Broker Non-Votes
Dr. Gerald Paul
Common stock	107,583,504	2,899,640	10,210,870
Class B common stock	11,992,632	-	262
Total voting power	227,509,824	2,899,640	10,213,490
Frank Dieter Maier
Common stock	106,176,392	4,306,752	10,210,870
Class B common stock	11,974,611	18,021	262
Total voting power	225,922,502	4,486,962	10,213,490
Timothy V. Talbert
Common stock	109,391,351	1,091,793	10,210,870
Class B common stock	11,992,632	-	262
Total voting power	229,317,671	1,091,793	10,213,490
Thomas C. Wertheimer
Common stock	109,302,582	1,180,562	10,210,870
Class B common stock	11,992,632	-	262
Total voting power	229,228,902	1,180,562	10,213,490

Ratification of Appointment of Independent Registered Public Accounting Firm

	For	Against	Abstain	Broker Non-Votes
Common stock	119,761,513	740,918	191,583	-
Class B common stock	11,992,894	-	-	-
Total voting power	239,690,453	740,918	191,583	-

Item 8.01 – Other Events.

Cash Dividend Declaration

On May 24, 2016, Vishay declared a quarterly cash dividend of $0.0625 per share of common stock and Class B common stock outstanding payable on June 29, 2016 to stockholders of record at the close of business on June 15, 2016. A copy of the press release announcing the dividend declaration is attached as Exhibit 99.1 to this report.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated May 24, 2016.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2016

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer